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                             Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


I consent to the use in the Registration Statement of Startale Group Inc. on Form SB-2 of my Report of Independent Registered Public Accounting Firm, dated August 27, 2007, on the balance sheet of Startale Group Inc. as at June 30, 2007, and the related statements of operations, stockholders' equity, and cash flows for the period from February 22, 2007 (date of inception) to June 30, 2007.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.


                                                     RONALD R. CHADWICK, P.C.
Aurora, Colorado
August 28, 2007                                      /s/Ronald R. Chadwick, P.C.
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                                                     Ronald R.Chadwick,P.C.